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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 24th day of March, 2004, by and between ERICO International Corporation, an Ohio corporation (the "Company") and Daniel S. Mominee (the "Employee"), a resident of Chandler, Arizona, U.S.A. Except with respect to Exhibit A, this Agreement amends and restates the previous employment agreement entered into between the Company and the Employee dated January 6, 1997. This Agreement does not in any way limit the at will nature of the Employee's employment with the Company.

         In consideration of the employment of the Employee hereinafter by the Company, the compensation to be paid to the Employee in connection with such employment, the Employee's increased employment responsibilities (if applicable), and the Employee's employment bonus, the parties hereto hereby agree as follows:

         1. Duties. During the period of employment with the Company, the Employee shall devote his best efforts and entire working time to the furtherance of the interests of the Company and the performance of his assigned duties hereunder. The Employee shall not, directly or indirectly, engage in or have any interest in, any business or activity that is in competition with any aspect of the Company's business or interferes in any way with the rendering of the Employee's services to the Company.

         2. Compensation. Employee shall receive an annual base salary beginning for the year 2004 of $197,436, which will be paid bi-monthly on the 15th and the last day of the month. Employee shall be eligible to receive an annual discretionary bonus up to a maximum amount of

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100% of annual base salary pursuant to the terms of the bonus plan for senior managers of the Company adopted by the Board of Directors.

         3. Other Benefits. Employee shall receive the same benefit package as is provided to the other principal officers of the Company. Employee will be entitled to four (4) weeks of vacation per year.

         4. "Trade Secret" and "Invention" Defined. For purposes of this Agreement, "trade secret" shall be defined to mean business or technical information, including but not limited to, a formula, pattern, program, device, compilation of information, method, technique, process, drawing, cost data, or customer list that (1) derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         For purposes of this Agreement, "invention" shall mean any new machines, manufactures, methods, processes, uses, apparatuses, compositions of matter, designs, or configurations of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall not be limited to the definition of an invention contained in the United States patent laws.

         5. Secrecy Agreement. The Employee recognizes that during his employment, he may receive, develop, or otherwise acquire trade secrets of the Company that are of a secret or confidential nature. The Employee acknowledges that the trade secrets of the Company are secret, confidential, unique, and valuable, were developed by the Company, including any of its parents, subsidiaries or predecessors, at great cost and over a long period of time, and that disclosure of any of the trade secrets to anyone other than the Company's officers, agents, or

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authorized employees will cause the Company irreparable injury. The Employee will regard and preserve as secret and confidential all trade secrets pertaining to the Company's business that have been or may be obtained by him by reason of employment.

         The Employee shall not, without prior express written authorization from an officer of the Company to do so, use for his own benefit or purposes, nor disclose to others for their benefit or purposes, either during his employment with the Company or thereafter, except as may be required in the regular course of his employment with the Company, any trade secret or other confidential or proprietary information connected with the business or developments of the Company. Further, upon termination of employment for any reason, the Employee agrees not to take or retain or copy any trade secret or other confidential or proprietary information connected with the business or developments of the Company, including but not limited to, the Company's formulas, patterns, programs, devices, compilations of information, methods, techniques, processes, drawings, cost data, or customer lists.

         Should the Company currently be a party to or at any time in the future enter into, an agreement with another company (the "Outside Company") for the purpose of research and development or any other purpose which might cause the Outside Company to make known to the Company or the Employee information, data, developments, or trade secrets which the Outside Company regards as valuable and of a confidential nature, the Employee agrees that such information and any inventions which pertain to or stem from knowledge of such information are subject to all terms and conditions of this Agreement.

         It is the intent of the parties hereto that the Employee's agreement to not disclose or use any confidential or secret information made known by the Outside Company is for the benefit of

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the Outside Company, as well as, the Company, and the Outside Company may use whatever remedy is available to it for the enforcement of this provision.

         6. Invention Assignment. All inventions in or reasonably related to the business of the Company conceived or made by the Employee, either alone or with others, during the period of his employment with the Company and up to and including a period of two (2) years after termination of such employment, whether or not conceived of or made during his regular working hours, are the sole property of the Company. The Employee hereby assigns and agrees to assign all his right, title, and interest in and to those inventions which relate to the business of the Company, and the Employee agrees not to disclose any of these inventions to others, without prior express written authorization from an officer of the Company, except as may be required in the regular course of his employment with the Company.

         7. Prompt Disclosure. The Employee will disclose promptly and in writing to the officials designated by the Company to receive such disclosures, all inventions, whether he considers them patentable or not, which he alone or with others, conceive or make, within the scope of this Agreement.

         8. Assistance. The Employee will, at any time during his employment with the Company, and after termination of such employment, on request of the Company, execute specific assignments in favor of the Company or its nominee of any of the inventions covered by this Agreement, as well as execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, prosecution, issuance, procurement, and maintenance of patent applications and patents of the United States and foreign countries for these inventions, and for the transfer of any interest he may have, and will execute any and all papers and lawful documents required or necessary to vest title in the Company or its nominee in the above

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inventions, patent applications, patents, and interests. The Employee will execute all documents and assist at the Company expense in the preservation of all of the Company interests arising under this Agreement.

         9. Return of Company Materials Upon Termination of Employment. Upon termination of the Employee's employment with the Company for any reason, he will promptly return to the Company all the Company materials that are in his possession or control, including but not limited to, all records, drawings, specifications, or reproductions thereof in any form relating to all trade secrets, other proprietary or confidential information, or inventions referred to in this Agreement. Furthermore, the Employee agrees that during and after his employment with the Company, the Employee will not publish, release or otherwise make available to any third parties any information describing any the Company trade secrets, other proprietary or confidential information, or inventions referred to in this Agreement without prior express written authorization from an officer of the Company.

         10. Employment. It is agreed that this contract for employment shall be terminable at will by either party without requirement of notice by either party. The Employee further agrees that he shall not rely on any representations which are contrary to at will employment and that the Company shall not adhere to or enforce any promise of permanent employment or specific-term employment made to an employee by any person, except where this Agreement has been modified, in writing, pursuant to paragraph 14 below.

         11. Enforcement of Agreement. The Employee hereby acknowledges and agrees that in the event of any violation or threatened violation of this Agreement, the Company shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, as well as equitable accounting of all profits or benefits arising out of

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such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

         The provisions of this Agreement shall inure to the benefit and are binding on the Employee's heirs, personal representatives, successors, and assigns, and the heirs, personal representatives, successors, subsidiaries, affiliates, and assignees of the Company

         12. Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Ohio.

         13. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Employee and an officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of other provisions or conditions at any time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

         14. Severability. The invalidity or unenforceability of a provision of this Agreement shall not affect the validity of any other provision hereof, which shall otherwise remain in full force and effect.

         15. Exhibits. Any applicable exhibits to this Agreement will be attached hereto and separately executed by the Employee and the Company. Each such exhibit is incorporated as though fully set forth herein. The following exhibits are attached hereto:

         Noncompetition Agreement, dated July 26, 2002, attached as Exhibit A.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

                                        ERICO INTERNATIONAL CORPORATION

                                        By:  /s/ William H. Roj
                                           -------------------------------------
                                           Name: William H. Roj
                                           Title: Chief Executive Officer

                                        EMPLOYEE

                                          /s/ Daniel S. Mominee
                                        ----------------------------------------
                                        Daniel S. Mominee

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                                    EXHIBIT A

                            NONCOMPETITION AGREEMENT

         The Employee agrees that for a period of one (1) year following the termination of his employment with ERICO, Inc., (the "Company") whether voluntary or involuntary and whether initiated by the Company or the Employee, the Employee shall not directly or indirectly, personally or with other employees, agents, or otherwise, or on behalf of any other person, firm or corporation, do or suffer any of the following:

         (i) Engage in any competition with the Company, or any of its subsidiaries or affiliates, in the business of the manufacture, design, engineering, or sale of products of whatever kind now or hereafter manufactured or sold by the Company, including, without limitation, fastening and hanging connectors, electrical support systems, facility electrical protection devices, grounding connector devices, mechanical rebar splicing devices, concrete reinforcement splices and anchorages and rail bonds. In the event of an actual or threatened breach of this provision, the Company shall be entitled to an injunction restraining the Employee from such action and shall constitute a breach of such provision, and the Company shall not be prohibited in obtaining such equitable relief from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from the Employee.

         (ii) Employ, assist in employing, or otherwise associate in business with any present, former or future employee, officer or agent of the Company or any of the Company's affiliates or subsidiaries.

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         (iii)             Induce any person who is an employee, officer, agent
                  or customer of the Company or any of the Company's affiliates or subsidiaries to terminate their relationship with the Company or any of the Company's affiliates or subsidiaries.

         This Noncompetition Agreement supersedes any prior noncompetition agreement, whether written or oral, between the parties.

         IN WITNESS WHEREOF, the parties have caused this Noncompetition Agreement, consideration for which is hereby acknowledged, to be executed with the attached Employment Agreement this 26th day of July, 2002.

                                                ERICO, Inc.

                                                By:  /s/ William H. Roj
                                                   -----------------------------
                                                            (OFFICER)

                                                     /s/Daniel S. Mominee
                                                   -----------------------------
                                                      (SIGNATURE OF EMPLOYEE)

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